EXECUTION COPY

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT is made as of the 26th day of February, 2002, by and between Panther Telecommunications Corporation, a corporation organized under the laws of Florida ("Employer"), and Efrain Rodriguez, a Florida resident ("Employee");

                  WHEREAS, Employer desires to employ Employee, and Employee desires to accept such employment, upon the terms and conditions set forth herein;

                  WHEREAS, Employee acknowledges that he will, though such employment (a) be exposed to important clients of Employer or its Affiliates, secured through the efforts and expense of Employer or its Affiliates, and (b) become acquainted with the precise skills possessed by, and roles played by, various employees of Employer;

                  WHEREAS, Employer has and will continue to develop and acquire a body of information pertaining to various aspects of its business and the business of its Affiliates, and Employer deems the prior, current, and contemplated or future designs, plans, specifications, technical, commercial, marketing, and other information included in said body of information, including, without limitation, information related to any of its licenses, computer software, contracting systems, data bases, customer lists, client lists, sources of supply, pricing formula, patentable or unpatentable inventions, know how, trade secrets, designs, methods of operation, results of operations, financial condition, plans or prospects, (collectively, the "Information") to be valuable, confidential and proprietary that Employer is now providing Employee with access to as part of this consideration for this Agreement; and

                  WHEREAS, Employee acknowledges that he will be a "key" employee of Employer, and as such, has received, will be exposed to, and will develop and participate in the development of, the Information;

                  NOW, THEREFORE, in consideration of the recitals, mutual covenants and agreements contained herein, the parties agree as follows:

                  Section 1.        Definitions.
                                    -----------

                  "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall mean this Employment Agreement.

                  "Base Salary" shall have the meaning provided in Section 4(a) hereof.

                  "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or at least 50% of the Employer's assets to any person or group, other than to an entity in which the Employer beneficially owns over 50% of the combined voting power; (ii) the adoption of a plan relating to the reorganization, liquidation or dissolution of the Employer; or (iii) the merger or consolidation of the Employer with or into another corporation.

                  "Disability" shall mean a condition which renders Employee incapable of fully performing his duties pursuant to this Agreement for a period of 180 days out of any 365-day period and which, in the written opinion of a physician resident in the State of Florida of recognized ability and reputation selected by Employer, who has examined Employee after such 180 days, renders Employee unable to perform his duties under this Agreement at that time.

                  "Disability Termination" shall have the meaning provided in
Section 7 hereof.

                  "Employee" shall have the meaning provided in the introductory paragraph hereof.

                  "Employer" shall have the meaning provided in the introductory paragraph hereof.

                  "Employee Cause" shall mean (i) Employer has defaulted under the terms of this Agreement and has failed to cure such default within twenty
(20) days after written notice by Employee of such default, (ii) Employee is required, and is unwilling, to relocate outside Miami-Dade or Broward County, Florida, (iii) there is a material reduction in Employee's duties, rights or responsibilities under this Agreement, without his consent, and (iv) there is a material decrease in the value of Employee's compensation and benefits package from Employer, without his consent.

                  "Employee For Cause Termination" shall have the meaning provided in Section 7 hereof.

                  "Employer Cause" shall mean (i) Employee has defaulted under the terms of this Agreement and has failed to cure such default within twenty
(20) days after written notice by Employer of such default, (ii) Employee has engaged in conduct that is materially injurious to Employer, (iii) Employee has committed a fraud on, or misappropriation of the assets of, Employer, (iv) Employee has been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, or (v) Employee's gross negligence, habitual neglect or willful misconduct with respect to his duties and responsibilities hereunder.

                  "For Cause Termination" shall have the meaning provided in
Section 7 hereof.

                  "Information" shall have the meaning provided in the third recital hereto.

                  "Limitation Period" shall mean the period commencing on the date hereof and ending one year following the expiration of the Term hereof or termination of Employee's employment with Employer for whatever reason.

                  "No Cause Termination" shall have the meaning provided in
Section 7 hereof.

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                  "Person" shall mean any individual, partnership, corporation, trust or other unincorporated association or entity.

                  "Term" shall have the meaning provided in Section 6 hereof.

                  "Voluntary Termination" shall have the meaning provided in
Section 7 hereof.

                  Section 2. Employment. Employer hereby employs Employee, and Employee hereby accepts such employment, upon the terms and conditions set forth herein.

                  Section 3. Scope of Employment. Employee shall be the
Chief Financial Officer of Employer and shall, to the best of his ability, perform all services required and appropriate in connection therewith. Employee shall devote his full working time to the performance of his responsibilities and duties as Chief Financial Officer, and shall not, without the prior written consent of Employer, engage in any other business activity, whether or not for gain, profit or pecuniary advantage; provided however, that nothing contained herein shall restrict Employee from managing his personal investments during his non-working time to the extent that such activity shall not interfere with the performance of Employee's duties hereunder.

                  Section 4. Compensation. In consideration for the due and full performance by Employee of his duties and responsibilities hereunder, Employee shall be compensated as follows:

                  (a) Salary. During the Term, Employer shall pay Employee a gross annual salary in the amount of $140,000 ("Base Salary"), with annual increases of five percent (7.5 %) effective August 15, 2002. The Base Salary shall be paid in accordance with Employer's payroll practices as in effect from time to time but not less than monthly, subject to applicable state and federal employment taxes and income tax withholding requirements.

                  (b) Stock based compensation. The Company hereby awards to the Employee 400,000 stock options to purchase each one share of the Company's common stock at $0.25 per share, and in connection with such award, the Company and the Employee hereby agree as follows:

                      (i) The stock options shall become vested and non-forfeitable at a monthly rate of 4.17%.

                      (ii) Except for terms covered under this Section 4(b), the stock options will be pursuant to the conditions and restrictions as set forth in either a restricted stock plan or a stock option plan to be approved by the Board of Directors by February 1, 2002.

                      (iii)    Upon a change in control, the Executive
                               shall receive 300,000 additional stock options to purchase each one share of the Company's common stock at $0.50 and any remaining unvested portion of the initial 300,000 stock options shall become fully vested and non-forfeitable.

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

                  (b) Reimbursement for Cellular Phone and Certain Out-of-Pocket Expenses. Employer shall either pay directly for or reimburse the Employee up to $125 for his monthly cellular phone bill charges incurred during the term of this Agreement. The Employer shall also reimburse the Employee for all reasonable expenses incurred by him in the performance of his duties hereunder at the direction of Employer and which are accounted for in accordance with Employer's expense guidelines and reimbursement procedures and practices as in effect from time to time (including, without limitation, automobile, travel, and hotel).

                  (c) Benefit Plan. Employee shall be entitled to participate in such medical, dental, disability, hospitalization, life insurance, profit sharing and other benefit plans as Employer shall maintain from time to time for the benefit of Employee officers of Employer on the terms and subject to the conditions set forth in such plans.

                  (d) Bonus. In addition to basic salary, Employer shall be elegible to receive yearly bonuses and stock options based upon sales growth and/or net profits, and on a formula to be determined by and at the sole discretion of the Employer but taking into consideration the Employee's contribution to the sales growth and net profits.

                  (e) Other benefits. In addition to the Compensation, hereinabove set forth, the Employer shall pay Employee's annual professional license renewal fees as well as for Employee's Continuing Professional Education and courses in accordance with all applicable professional licensing requierements.

                  Section 5. Vacation. Employee shall be entitled to four weeks of paid vacation per year in addition to all Federal and Religious Holidays in accordance with the Employer's vacation and holiday policy in effect from time to time.

                  Section 6.          Term of Employment.     Except as
otherwise provided herein, the term of employment under this Agreement shall be two years, commencing on the date this Agrement is executed and may be renewed for an additional year if Employer so notifies Employee at least 120 days prior to the commencement of such period (the initial period and any such renewal, the "Term").

                  Section 7.          Termination.   Notwithstanding  anything
contained in Section 6 hereof to the contrary, Employee's employment shall terminate upon the earliest to occur of:

                                    (i)     termination   by  Employer  as  the
                  result of Employee's death or Disability ("Disability Termination");

                                    (ii)    termination by Employee  voluntarily
                  for any reason other than Employee For Cause Termination upon 30 days prior written notice to Employer ("Voluntary Termination");

                                    (iii)   termination by Employee for Employee
                  Cause  ("Employee  For  Cause Termination");

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

                                    (iv)    termination by Employer for Employer
                  Cause ("For Cause  Termination"); or

                                    (v)     termination  by  Employer  for  any
                  reason other than a Disability Termination or a For Cause Termination ("No Cause Termination");

                  Section 8.        Results of Termination.
                                    ----------------------

                  (a)        Termination As Result of Voluntary     Termination
or For Cause     Termination.     If Employee's employment under this Agreement
is terminated as a result of a Voluntary Termination or a For Cause Termination, Employee shall not thereafter be entitled to receive any Base Salary for periods following such termination and shall not be entitled to receive any incentive, bonus or other special compensation with respect to the year in which such termination occurs or for any period thereafter; provided, however, that Employee shall be entitled to receive any Base Salary that may be owed to Employee but is unpaid as of the date on which Employee's employment is terminated.

                  (b) Termination as a Result of No Cause Termination, Employee For Cause Termination or Disability Termination Event. If Employee's employment under this Agreement is terminated as a result of a No Cause Termination, an Employee For Cause Termination or Disability Termination Event, Employee (or at his death his surviving spouse and children) shall be entitled to receive (i) any Base Salary that may be owed to Employee but is unpaid as of the date on which Employee's employment is terminated, (ii) additional compensation equal to 100% of the annual base salary applicable to the year in which the Termination occurs, and (iii) for a period of one year from the date of Employee's termination, such medical, dental and life insurance benefits that Employee received while employed by the Employer; provided that such benefits shall continue on the terms and subject to the conditions set forth in such plans. The compensation referred to in (i) and (iii) above shall be paid in equal installments at the same times Employee would have received salary payments had he remained an employee, unless Employer elects to make such payments sooner. The compensation referred to in (ii) above shall be paid in a lump sum upon termination. The compensation referred to in (i), (ii) and (iii) above (and any benefits under benefit plans as described in clause (d) below) shall constitute the sole and exclusive compensation and remedy of Employee for a No Cause Termination,an Employee For Cause Termination or Disbility Termination Event hereunder.

                  (c) Termination as a Result of a Change of Control. If Employee's employment under this Agreement is terminated as a result of a Change of Control, Employee shall be entitled to receive (i) a single lump sum payment equal to 150 % of Employee's Base Salary and (ii) for a period of six months from the date of Employee's termination, such medical, dental and life insurance benefits that Employee received while employed by the Employer; provided that such benefits shall continue on the terms and subject to the conditions set forth in such plans.

                  (d) Other Employee Benefit Plans and Arrangements. The benefits, if any, payable to or on behalf of Employee upon his termination of employment from Employer under any other employee benefit plans and arrangements not specifically provided for herein shall be governed by the terms and conditions for benefit payments set forth in such plans and arrangements.

                  Section 9.        Covenants of Employee.
                                    ---------------------

                  (a) Confidentiality. Employee shall: (i) not use any Information, however acquired, except for purposes of his employment with Employer hereunder; (ii) not duplicate or replicate, or cause or permit to be duplicated or replicated, any document or other material embodying Information except as necessary for purposes of his employment with Employer; (iii) take all steps necessary to prevent disclosure or unauthorized use of any Information; and (iv) report forthwith to Employer any conduct or event coming to his attention that appears to be a violation of or inconsistent with, the proprietary rights Employer claims in the Information, and afford to Employer reasonable cooperation in inquiring into and pursuing any such matter. Nothing in this clause (a) shall restrain Employee with regard to information that Employee can show: (x) was published or otherwise available in the industry at the time of disclosure to Employee; or (y) became generally available in the industry prior to Employee's unauthorized use or disclosure, in each case other than by breach of a confidentiality agreement. However, specific information shall not be deemed within any of the foregoing exceptions merely because it is embraced by general information within an exception. Further, any combination of features disclosed shall not be deemed within any such exception merely because individual features are separately within such exception. Upon the expiration or earlier termination of his employment for any reason whatsoever, Employee will immediately deliver and surrender to Employer all materials of any nature relating to Employer in his possession, including, but not limited to, all books and records of Employer and other material whatsoever furnished to him by Employer or produced by him during, and in the scope of, his employment with Employer.

                  (b) Covenant not to Compete or Solicit. To ensure the protection of Employer's legitimate business interests, Employee shall not:

                           (x) during the period commencing on the date hereof until one year following the expiration of the Term hereof or termination of Employee's employment with Employer for whatever reason, directly or indirectly, solicit or induce or attempt to induce: (i) any employee of Employer or any Affiliate of Employer to leave his or her employment;
                                    (ii) clients or customers of Employer or any Affiliate of Employer to become clients or customers of any other Person engaged in a business similar to or in competition with Employer or any Affiliate of Employer; or
                                    (iii)  suppliers,  contractors or agents of
                                    Employer or any Affiliate of Employer to become suppliers, contractors or agents of any other Person engaged in a business similar to or in competition with Employer or any Affiliate of Employer; or

                           (y)      during the Limitation Period,
                                    directly or indirectly, whether as
                                    shareholder, director, partner, employee, agent or otherwise, perform services similar to those contemplated in this Agreement for

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

                                    any Person that is engaged in a business similar to or competitive with the business of Employer or any Affiliate of Employer, in any jurisdiction in which Employer or any Affiliate currently or hereafter conducts business; or

                           (z) during the Limitation Period, directly or indirectly, whether as shareholder, director, partner, employee, agent or otherwise, engage in the ownership or operation of any business which is similar to or in competition with the business conducted by Employer or by an Affiliate of Employer engaged in a similar business at the time of either the termination of Employee's employment hereunder or the expiration of this Agreement. For purposes of this Section 9(b), Employer and its Affiliates shall be deemed to be engaged, at the time of termination of Employee's employment hereunder or the expiration of this Agreement, in any business in which Employer has engaged at any time during the Term of Employee's employment hereunder or in which Employer proposes to engage at the time of such termination or expiration.

If Employer retains the services of Employee after the expiration of this Employment Agreement and the parties do not thereafter enter into another written agreement, it is hereby mutually agreed that the terms of this Section 9(b) shall continue to govern the relations between Employer and Employee.

                  (c) Reformation of Restrictive Covenants. The covenants set forth in Sections 9(a) and (b) are a material part of the bargain between the parties. It is the intention of the parties that the provisions of Sections 9(a) and (b) shall therefore be enforced to the fullest extent permissible under Florida law. Thus, if any provision of Sections 9(a) and (b) shall be adjudicated to be invalid or unenforceable because its duration or scope is excessive, or the subject matter is excessively broad, such duration, scope or subject matter shall be reduced or modified to the extent necessary to permit the enforcement of such covenants to the broadest extent permissible under Florida law.

                  (d) Breach of Covenants. Employee acknowledges that, upon any breach by Employee of any one or more of the covenants set forth in this Section 9, Employer and its Affiliates will be irreparably damaged and entitled to preliminary and permanent injunctive relief, with or without an allowance for damages, as well as an accounting of all such earnings, profits and other benefits arising from such breach, which remedies shall be cumulative and in addition to any other remedies to which Employer and such Affiliates may be entitled at law or in equity.

                  (e) Reasonableness. Employee acknowledges that he has carefully read and considered the provisions of this Section 9 and, after having done so, agrees that the restrictions set forth (including, but not limited to, the time period of restrictions, scope of activity encompassed by the restrictions and the geographical area restrictions) are fair and reasonable and are reasonably necessary to protect the legitimate business interests of Employer and its Affiliates.

                  Section 10. Employee's Right to Contract. Employee represents and warrants to Employer (i) that this Agreement constitutes his valid and binding obligation, enforceable against him in accordance with its terms; (ii) that neither the execution nor the delivery of this Agreement nor the performance by him of any of his covenants hereunder will constitute a default under any contract, agreement or obligation to which he is a party or by which he or any of his properties is bound; (iii) that there are no lawsuits, arbitration actions or other proceedings (equitable, legal, administrative or otherwise) pending or (to the best of his knowledge) threatened which could adversely affect the validity or enforceability of this Agreement or his obligation or ability to perform his obligations hereunder; and (iv) that no consent, approval or authorization of, or notification to, any governmental entity or any other Person is required in connection with the execution, delivery or performance of this Agreement by him.

                  Section 11.       Miscellaneous.
                                    -------------

                  (a) No Assignment. This Agreement may not be assigned by Employee without the prior written consent of Employer, but may be assigned by Employer to an Affiliate of Employer without the consent of Employee.

                  (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, successors, administrators and permitted assigns.

                  (c) Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior representations, agreements and understandings among the parties with respect to such subject matter.

                  (d) Governing Law; Jurisdiction. This Agreement shall be construed and enforced in all respects in accordance with the laws of the State of Florida. Any court proceeding relating to this Agreement or its subject matter shall be brought in federal or state court situated in the County of Miami-Dade, State of Florida. The parties hereby waive any objection they may have in any such action based on lack of personal jurisdiction, improper venue, or inconvenient forum.

                  (e)        Notices. All notices,     requests,     demands and
other communications     required or permitted to be given hereunder shall be in
writing and shall be deemed to be duly given when delivered in person, or when sent by telex or telecopy or other facsimile transmission (with the receipt confirmed), or on the third business day after posting thereof in the mails, addressed as follows (or at such other address as the parties may designate by written notice in the manner aforesaid):


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

                  If to Employer:

                           Panther Telecommunications Corporation
                           5255 N.W. 87th Ave., Suite 101
                           Miami, Florida 33178
                           Telephone: 305-718-4467
                           Attention:  Manuel Sanchez

                  If to Employee:

                           Efrain Rodriguez
                           725 Tanglewood Circle
                           Weston, FL  33327
                           Telephone: 954-349-7017

                  (f) Amendments. Neither this Agreement nor any of the terms hereof may be changed, waived, discharged or terminated, unless such change, waiver, discharge or termination is in writing signed by the parties hereto.

                  (g) Construction. This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

                  (h) Severability. If any provision of this Agreement shall be held to be unenforceable in whole or in part, then the invalidity of such provision shall not be held to invalidate any other provision herein and all such other provisions shall remain in full force and effect.

                  (i) Counterparts. This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

                  (j) Captions. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

                  (k)      Survival  of   Representations,   Warranties   and
Covenants.   All  representations, warranties  and covenants made by the parties in this Agreement or pursuant hereto shall survive the termination or expiration of this Agreement.

                  (l) No Waiver. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part thereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

                  (m) Attorneys' Fees. In the event any litigation is instituted by either party arising out of a breach of any provisions of this

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Agreement, including but not limited to a breach under Section 9 hereof, the prevailing party shall be entitled to its reasonable court costs and attorneys' fees at all trial and appellate levels.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                    Employer:


                                          PANTHER TELECOMMUNICATIONS CORPORATION


                                          By:
                                             -----------------------------------
                                             Name: Manuel Sanchez
                                             Title:  Chief Executive Officer


                                    Employee:


                                          By:
                                             -----------------------------------
                                             Name: Efrain Rodriguez



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